Commercial Lease Agreement

Parties

LANDLORD

MKD Agencia de Comunicação e Marketing Ltda., located at Rua dos Guaxins n˚203, Planalto Paulista, State of São Paulo 04058-030, represenetd in this act by its shareholder Mrs. Ena Silvia Caltello Gonçalves Barbosa, Brazilian, widowed, businesswoman, ID number [redacted], Federal Tax Payer Number [redacted], hereinafter LANDLORD.

TENANT

ESOTV BRASIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO E COMÉRCIO LTDA., registered at Santana de Parnaiba, State of São Paulo, at Rua Professor Edgard de Moraes, n. 534, ZIP 06502-165, enrolled with the Brazilian Federal Tax Payer Registration Number (CNPJ) 10.563.796/0001-4, hereinafter TENANT.

Through this Commercial Lease Agreement, signed in the presence of two witnesses, in the best form of Law, the parties identified above have hereby agree between them, the non-residential rental of the real estate located at Alameda Uapixana, n˚ 278, Planalto Paulista, Sao Paulo - SP 04085-030, owned by the LANDLORD, observing the following clauses and conditions described herein.

Article 1 Duration of the Agreement

1. The duration of this agreement is of 36 (thirty six) months, beginning on Dec. 1st 2012 and ending on Dec. 1st 2015, date on which the lease is fully and righteously terminated.

Article 2 Lease Value, Costs, and Taxes

2.1 As a monthly lease, the TENANT is obliged to pay to pay the amount of of R$19,488.11 (nineteen thousand, four hundred and eighty eight Reais and eleven cents), amount which will be paid by deposit to the LANDLORDs bank account, Banco Itau n˚[redacted], Branch [redacted], on the 17th day of each month, the TENANT being obliged to pay by the first business day after the due date.

2.2 The lease value will be readjusted yearly, in accordance to the accrued variation of the IGPM index presented by the Fundação Getulio Vargas, or by any other that shall substitute it.

2.3 In the event there are any changes in the legislation during the term of this agreement, as to the periodicity of the readjustments, the parties agree that rent will be readjusted within the shortest time period legally allowed.

2.4 FINE: The TENANT, when not paying rent by the scheduled date, in accordance with Article 3, will be obliged to pay a fine of 10% (ten percent) over the lease value stipulated in this agreement, as well as 1% (one percent) interest per month, plus monetary correction.

2.5 WAIVER: The TENANT will have a waiver grace period to pay rent until the second business day after the deadline, and if this date is not a business day, then will be obliged to pay on the first business day after that date, unless payment is made with a check.

Article 3- Use of The Property

3.1 The present Lease is destined restrictively to the use of the property for production for the film industry and television.

3.2 The conditions of the Property/Estate/Building: The property being object of this agreement will be delivered in the conditions described in the inspection sheet, in other words, with all electrical and water infrastructure in perfect condition, with all walls and rooms painted, and all doors and gates functioning corectly, the TENANT being obliged to maintain such conditions. It is also agreed that the property will be returned in the same conditions foreseen in the inspection sheet, besides, on the act of return of the keys, al taxes and bills paid, and if not it is the LANDLORD’s call to receive it back or not. In the event the LANDLORD does not receive back the property, the TENANT shall continue to pay rent as they expire.

3.3 TERMINATION: If the property is used in a different manner of use than commercial/industrial, the LANDLORD shall have the option to fully terminate this agreement, with no obligation to idemnify or any other liability.

3.4 IMPROVEMENTS AND CONSTRUCTIONS: Any improvement or construction to be made on the property object of this agreement, should immediately be submitted to the express authorization of the LANDLORD. Once the improvement is made, LANDLORD shall have the right to accept it or not, where in the event the LANDLORD does not accept it, the TENANT must return the property to the same condition in which it was delivered. The improvements, modifications, or repairs will be part of the property, having no rights of idemnification or retention over them.

3.5 RETURN OF THE PROPERTY AFTER TERMINATION OF THE AGREEMENT: The TENANT shall return the property in the same condition in which it was received, which are, painted with latex paint in the color described in the inspection sheet, with all electrical and water infrastructure and acessories in perfect conditions, except the deterioration resulting from common and normal use of the building. The first and final inspection sheets will be part of this agreement and will be signed by two witnesses, the parties, the guarantors, and one civil consruction engineer.

3.6 THE EXPENSES FOR THE BEGINING, EXECUTION, AND FINALIZING THE ACTIVITIES: The TENANT is responsible to obtain all pre-requisites to allow the effectiveness of the comercial/industrial activities, such as permits, license, and authorizations by public authorities, as well as the payment of all fees and taxes resulting from the implementation and execution of its activities. In summary, all costs for the elaboration and execution of this agreement.

Article 4- Extension of the Agreement

4.1 The present agreement may be renewed in accordance to the terms determined on the article 51 of Law number 8.245-91 (Rent Law), with the exceptions listed on article 52 of the same.

Article 5 - Right to Enter and Random Inspections

5.1 The TENANT will allow the LANDLORD to make inspections, on the days and times to be scheduled, where Landlor d will check all infrastructure, acessories, and safety equipment.

Article 6 - The Information Exchange Between Parties

6.1 The parties that sign this agreement shall only communicate betwen them in written form, through any way allowed by Law. In the absence of any of the parties, they herein compromise to nominate attorney with powers for such acts.

Article 7 - Fire Insurance and other Provisions

7.1. TENANT shall hire a reputable insurance company to contract for insurance against fire and other damage. Such contract shall name the LANDLORD, stating that it will be based on the market value of the property. The insurance contract will be valid as long as there LEASE, including the renovation, having as beneficiary the LANDLORD, in relation to the property and its accessories, and even TENANT regarding their property.

7.2. TENANT shall hire the insurance company within 10 (ten) days from the signing of this contract. If the TENANT does not, this contract shall be legally terminated.

7.3. Any accident that may subsequently occur in the property by negligence or willful misconduct of LESSEE, to compel payment plus all expenses for damage to property, and shall deliver him in the state which found, and especially learned in self survey, well as fine provided for in the FIFTH PARAGRAPH SECTION 3.

Article 8 - The Penalty for Breach

8.1. The parties stipulate the payment of a fine of 03 (three) monthly rental amounts prevailing at the time of occurrence of the event, to be applied to that that may infringe any of the clauses contained in this contract except upon the occurrence of the events set forth in ARTICLE 9.

8.2. Should the LESSEE to return the property before the end of the contract, the same shall pay a penalty value of 03 (three) times the minimum wage, effective as of the date of delivery of the keys.

Article 9 - On Contract Termination

9.1. The termination of this contract shall occur, regardless of any prior notice or compensation by the TENANT, when:

a) If there is any accident, fire, or other event that makes it impossible to continue possession and use of the property, regardless of intent or fault of TENANT;

b) In the event of expropriation of the property rented;

c) In the situations listed herein.

Article 10 - Final Provisions

This contract is effective between the parties after the signing of the same, and they elect the city of São Paulo, where the property is located, to resolve any controversies arising from the implementation and enforcement of the same.

The heirs, successors or assigns of the Contracting Parties shall honor the full content of this contract.

And, being fair and agreed, the parties sign this COMMERCIAL LEASE AGREEMENT, along with two (2) witnesses.

São Paulo, December 1, 2012.

Landlord:

[illegible signature]

______________________________

MKD AGÊNCIA DE COMUNICAÇÃO E MARKETING S/C LTDA

Tenant:

[illegible signature]

______________________________

ESOTV BRASIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO E COMÉRCIO LTDA